Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated August 12, 2005 (except as to Note 14, as to which the date is August 22, 2005), which appears on page 1 of the annual report on Form 10-K(SB) of Viseon, Inc. and subsidiaries for the years ended June 30, 2005 and 2004, and to reference to our firm under the caption “Experts” in the Prospectus.
  /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
November 10, 2005